Exhibit 99.1

Contacts:
Investors	Media
Kim Sutton Golodetz	Adam Handelsman
Lippert/Heilshorn & Associates	Lippert/Heilshorn & Associates
(212) 838-3777	(212) 838-3777
KGolodetz@lhai.com	AHandelsman@lhai.com

InVivo Therapeutics Reports Second Quarter Financial Results,

Provides Business Update

CAMBRIDGE, Mass. (August 11, 2011) – InVivo Therapeutics Holdings Corp. (OTC/BB: NVIV), a company focused on the development of groundbreaking technologies for the treatment of spinal cord injuries (SCI), today reported financial results for the three and six months ended June 30, 2011 and provided a business update. Highlights of the second quarter of 2011 and recent weeks include:

•	Submitting an Investigational Device Exemption (IDE) to the U.S. Food and Drug Administration (FDA) to begin a pilot study with the Company’s proprietary biopolymer scaffolding device in acute SCI

•	Establishing and patenting cGMP manufacturing processes to prepare for human studies

•	Expanding the Company’s existing patent license to include nervous system conditions beyond the spinal cord

•	Forming a strategic research collaboration with the Miami Project to Cure Paralysis for the development of novel SCI treatments

•	Appointing Jonathan Slotkin, M.D. as Medical Director

Management Commentary

“We made important progress in recent months in our goal to provide effective therapies to prevent and treat spinal cord injuries, most notably filing an IDE for our biopolymer scaffolding device,” commented Frank Reynolds, Chief Executive Officer of InVivo Therapeutics. “The scaffold is designed to protect and support spinal tissue and prevent secondary injury, including inflammation and glial scarring, following traumatic spinal cord injury. This is the first of several products we are advancing toward human clinical testing, and our scaffolding device will address a poorly served medical condition as most treatments are ineffective for the 12,000 Americans each year who suffer an acute spinal cord injury.”

“We also are making excellent progress in our preclinical studies with the use of an injectable hydrogel product for local, controlled-release drug delivery, in the seeding of Schwann cells based on our collaboration with the Miami Project and in the use of autologous stem cells to repair neurological damage in chronic spinal cord injuries. In the coming months we expect to submit data on our primate studies for publication in a peer-reviewed journal.”

“Our scaffolding is a powerful platform technology, and we believe it has applicability beyond SCI. To that end, we have expanded the field of use of our existing patent license to include parts of the peripheral nervous system, the cavernous nerve surrounding the prostate, the brain, the retina and cranial nerves.”

Mr. Reynolds continued, “We were very pleased that Dr. Jonathan Slotkin, a renowned neurosurgeon at the Washington Brain & Spine Institute in Washington, D.C. deepened his relationship with InVivo by assuming the position of Medical Director. As we move forward through various clinical trials on the path to commercialization, Dr. Slotkin’s counsel and leadership will be of great value.”

Financial Results

For the three months ended June 30, 2011, the Company reported a net loss of $1,370,000, or $0.03 per share, compared with a net loss of $970,000, or $0.03 per share, for the three months ended June 30, 2010. Total operating expenses were $2,527,000 during the second quarter of 2011, compared with $794,000 in the prior year second quarter. Research and development expense was $1,392,000 in the second quarter of 2011, up from $468,000 in the second quarter of 2010 as the Company prepared to initiate a clinical trial, and broadened its portfolio of products. General and administrative expense rose to $1,135,000 in the three months ended June 30, 2011 from $326,000 in the three months ended June 30, 2010 as the Company made investments to expand infrastructure and incurred costs associated with public company practices. In the 2011 second quarter the Company recorded a non-cash gain on derivatives of $1,163,000 associated with the reduction in the fair value of the warrant derivative liability.

The Company had cash and cash equivalents of $4,964,000 as of June 30, 2011.

For the six months ended June 30, 2011, the Company reported a net loss of $2,648,000, or $0.05 per share, compared with a net loss of $1,424,000, or $0.05 per share, in the comparable 2010 period.

About InVivo Therapeutics

InVivo Therapeutics Holdings Corp. is focused on utilizing polymers as a platform technology to develop treatments to improve function in individuals paralyzed as a result of traumatic spinal cord injury. The company was founded in 2005 on the basis of proprietary technology co-invented by Robert Langer, ScD. Professor at Massachusetts Institute of Technology, and Joseph P. Vacanti, M.D., who is affiliated with Massachusetts General Hospital.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to sell additional shares of common stock and warrants to purchase common stock at additional closings, the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology in connection with spinal cord injuries; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including our Form 10-K and Form 10-Qs and our current reports on Form 8-K. We do not undertake to update these forward-looking statements made by us.

(Tables to follow)

InVivo Therapeutics Holdings Corp.

Consolidated Statements of Operations

(Unaudited)

					Period from
					November 28,
					2005
	Three Months Ended June 30,		Six Months Ended June 30,		(inception) to June 30,
	2011	2010	2011	2010	2011

Operating expenses:
Research and development	$1,392,238	$468,044	$2,028,561	$625,428	$6,809,548
General and administrative	1,135,103	326,227	1,899,422	550,897	5,595,087

Total operating expenses	2,527,341	794,271	3,927,983	1,176,325	12,404,635

Operating loss	(2,527,341)	(794,271)	(3,927,983)	(1,176,325)	(12,404,635)

Other income (expense):
Other income	—	—	—	—	383,000
Interest income	2,988	133	5,806	220	17,096
Interest expense	(8,682)	(176,307)	(10,195)	(248,328)	(1,063,850)
Derivatives gain (loss)	1,162,897	—	1,284,244	—	(2,668,338)

Other income (expense), net	1,157,203	(176,174)	1,279,855	(248,108)	(3,332,092)

Net loss	$(1,370,138)	$(970,445)	$(2,648,128)	$(1,424,433)	$(15,736,727)

Net loss per share, basic and diluted	$(0.03)	$(0.03)	$(0.05)	$(0.05)	$(0.55)

Weighted average number of common shares outstanding, basic and diluted	51,676,855	30,675,119	51,668,942	28,479,515	28,794,975

InVivo Therapeutics Holdings Corp.

Consolidated Balance Sheets

	As of
	June 30, 2011	December 31, 2010
	Unaudited
ASSETS:

Current assets:
Cash and cash equivalents	$4,963,947	$8,964,194
Restricted cash	105,000	—
Prepaid expenses	241,196	81,166

Total current assets	5,310,143	9,045,360

Property and equipment, net	525,940	280,181
Other assets	135,356	53,639

Total assets	$5,971,439	$9,379,180

LIABILITIES AND STOCKHOLDERS’ DEFICIT:

Current liabilities:
Accounts payable	$223,896	$336,945
Capital lease payable-current portion	30,030	—
Derivative warrant liability	9,362,946	10,647,190
Accrued expenses	226,506	247,547

Total current liabilities	9,843,378	11,231,682

Capital lease payable-less current portion	51,049	—

Total liabilities	9,894,427	11,231,682

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.00001 par value; authorized 100,000,000 shares, issued and outstanding 51,739,712 and 51,647,171 shares outstanding at June 30, 2011 and December 31, 2010, respectively	517	516
Additional paid-in capital	11,813,470	11,235,829
Deficit accumulated during the development stage	(15,736,975)	(13,088,847)

Total stockholders’ deficit	(3,922,988)	(1,852,502)

Total liabilities and stockholders’ deficit	$5,971,439	$9,379,180